JOHN HANCOCK FUNDS II
                         AMENDMENT TO ADVISORY AGREEMENT


     AMENDMENT made this 30th day of June, 2006, to the Advisory Agreement dated October 17, 2005, as amended, between John Hancock Funds II, a Massachusetts business trust (the "Trust") and John Hancock Investment Management Services, LLC (formerly, Manufacturers Securities Services, LLC), a Delaware limited liability company ("JHIMS" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.   CHANGE IN APPENDIX A

     Appendix A to this Agreement is revised to reflect changes to the advisory fees of the

Core Bond
Dynamic Growth
Large Cap
Large Cap Value
Mid Cap Core
Special Value
Utilities
Value & Restructuring
Vista

     as noted in the Amendment.


2.   EFFECTIVE DATE

     This Amendment shall become effective with respect to each fund set forth above (except the Value & Restructuring Fund) (individually, the "Fund") on the later of:

(i) the date of its execution and (ii) approval by the Board of Trustees of the Trust of this Amendment.

     This Amendment shall become effective with respect to the Value & Restructuring Fund on the later of: (i) the date of its execution, (ii) October 1, 2006 and (iii) approval by the Board of Trustees of the Trust of this Amendment.


     John Hancock Funds II


By:  /s/ Keith Hartstein
     -------------------
     Keith Hartstein, President


John Hancock Investment Management Services, LLC

By:  /s/ Bruce Speca
     ---------------
     Bruce Speca, Executive Vice President

                                   Appendix A

     The Adviser shall serve as investment adviser for each Fund of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Fund, the fee computed separately for such Fund at an annual rate as follows (the "Adviser Fee").

     The term Aggregate Net Assets in the chart below includes the net assets of a Fund of the Trust. It also includes with respect to certain Funds as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Fund also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.

     For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Fund and each other fund of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

     The Adviser Fee for a Fund shall be based on the applicable annual fee rate for the Fund which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Adviser Fee for each Fund shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Fund. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     If, with respect to any Fund, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.



Changes to the Advisory Fees of Existing Portfolios

                                                 Between
                                   First       $200 million
                                $200 million       and            Excess Over
                                    of         $400 million of  $400 million of
                                  Aggregate    Aggregate Net     Aggregate Net
Portfolio                        Net Assets       Assets            Assets
---------                       ------------   ---------------  ---------------
Core Bond(1)..........................
(1)For purposes of determining Aggregate Net Assets, the net assets of the Core Bond Trust, a series of John Hancock Trust, and the Core Bond Fund, a series of John Hancock Funds II, are included.


                                                           Between          Between
                                            First       $250 million     $500 million
                                         $250 million        and              and         Excess Over
                                             of        $500 million of   $1 billion of   $1 billion of
                                          Aggregate     Aggregate Net      Aggregate       Aggregate
Portfolio                                Net Assets        Assets         Net Assets      Net Assets
---------                                ------------   ---------------  --------------- -------------

Dynamic Growth(1).....................
(1)For purposes of determining Aggregate Net Assets, the net assets of the Dynamic Growth Trust, a series of John Hancock Trust, and the Dynamic Growths Fund, a series of John Hancock Funds II, are included.

                                                           Between          Between
                                            First       $250 million     $500 million
                                         $250 million        and              and         Excess Over
                                             of        $500 million of  $750 million of  $750 million of
                                          Aggregate     Aggregate Net      Aggregate       Aggregate
Portfolio                                Net Assets        Assets         Net Assets      Net Assets
---------                                ------------   ---------------  --------------- -------------

Large Cap(1)..........................
(1)For purposes of determining Aggregate Net Assets, the net assets of the Large Cap Trust, a series of John Hancock Trust, and the Large Cap Fund, a series of John Hancock Funds II, are included.

                                                    Between
                                    First         $500 million     Excess Over
                                 $500 million    and $1 billion   $1 billion of
                                 of Aggregate     of Aggregate    Aggregate Net
Portfolio                         Net Assets       Net Assets        Assets
Large Cap Value(1)............................
(1)For purposes of determining Aggregate Net Assets, the net assets of the Large Cap Value Trust, a series of John Hancock Trust, and the Large Cap Value Fund, a series of John Hancock Funds II, are included.


                                        First          Excess Over
Portfolio                           $500 million      $500 million
Mid Cap Core........................................


Portfolio                                    All Asset Levels
Special Value.......................................

                                                           Between          Between
                                             First       $600 million     $900 million    Excess Over
                                         $600 million        and              and        $1.5 billion
                                             of        $900 million of  $1.5 billion of       of
                                           Aggregate     Aggregate Net    Aggregate Net    Aggregate
Portfolio                                 Net Assets        Assets           Assets        Net Assets
---------                                ------------   ---------------  --------------- -------------

Utilities(1)..........................
(1)For purposes of determining Aggregate Net Assets, the net assets of the Utilities Trust, a series of John Hancock Trust, and the Utilities Fund, a series of John Hancock Funds II, are included.


                                        First          Between
                                     $500 million   $500 million    Excess Over
                                     of            and $1 billion  $1 billion of
                                     Aggregate      of Aggregate     Aggregate
Portfolio                            Net Assets      Net Assets      Net Assets
---------                            ------------  --------------  -------------
Value & Restructuring(1)..............
(1)For purposes of determining Aggregate Net Assets, the net assets of the Value & Restructuring Trust, a series of John Hancock Trust, and the Value & Restructuring Fund, a series of John Hancock Funds II, are included.

                                                           Between
                                            First       $200 million        Between
                                         $200 million        and         $400 million     Excess Over
                                         of            $400 million of  and $1 billion   $1 billion of
                                         Aggregate      Aggregate Net    of Aggregate      Aggregate
Portfolio                                Net Assets         Assets        Net Assets      Net Assets
---------                                ------------   ---------------  --------------- -------------

Vista(1)..............................
(1)For purposes of determining Aggregate Net Assets, the net assets of the Vista Trust, a series of John Hancock Trust, and the Vista Fund, a series of John Hancock Funds II, are included.


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